Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Enters into Forbearance Agreement with Bondholders

Standstill Provides Time to Develop Capital Structure and
Flexibility to Focus on Customers

EVANSVILLE, Ind. — Aug. 31, 2009 — Accuride Corporation (OTCBB:  AURD) today announced that it has entered into a forbearance agreement (Agreement) with certain holders of its 8 ½ percent Senior Subordinated Notes due 2015 (Notes).  The Agreement continues through September 30, subject to certain early termination provisions.

“The forbearance agreement is essentially a standstill that provides Accuride with additional time and flexibility as we continue discussions about how to best develop an appropriate capital structure for supporting our long term strategic plan,” stated Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “This standstill allows us to continue focusing on our top priority, providing Accuride customers with the quality products and service they expect from us. We are very gratified with the ongoing support of our Note holders and with the extended level of commitment from our suppliers while we work through this process.”

Note holders executing the agreement agreed that during the forbearance period they will not exercise any rights or remedies under the Notes or the Note indenture arising as a result of the Company’s failure to pay $11.7 million in interest on the Notes prior to the end of the 30-day grace period following the August 3, 2009, interest due date.

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The forbearance agreement satisfies a condition for extending the term of the Second Temporary Waiver Agreement that the Company entered with the lenders party to the Fourth Amended and Restated Credit Agreement to September 15, 2009.  The Second Temporary Waiver Agreement completed on August 14 addressed any failure to comply with certain financial covenants specified in the Credit Agreement.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions, or statements about future conditions in the economy or the commercial vehicle market. It is important to note that Accuride’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors. These factors could include, among other things, whether the temporary waiver provides sufficient time to address Accuride’s on-going liquidity and financing concerns, including Accuride’s ability to obtain a long term amendment to its Credit Agreement, adjust its capital structure or implement any other strategic alternative described herein. In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.